UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 28, 2015

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015, TrueCar, Inc. (the “Company") and John Krafcik, the Company’s former President and a current member of its Board of Directors (the “Board”), executed an agreement (the "Agreement") whereby Mr. Krafcik has agreed to surrender and forfeit options to purchase 309,722 shares of the Company’s common stock (the "Cancelled Options"). Mr. Krafcik will continue to vest in his remaining unvested options (covering 252,431 shares) and 57,679 remaining restricted stock units, subject to his continued service as a member of the Board. As a result of the Cancelled Options described above, an additional 309,722 shares will become available for grant under the Company’s 2014 Equity Incentive Plan.

A copy of the Agreement is attached hereto as Exhibits 10.1 and incorporated by reference herein. The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Option Forfeiture Agreement, dated December 28, 2015, by and between TrueCar, Inc. and John Krafcik.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Michael Guthrie
Michael Guthrie
Chief Financial Officer & Interim Chief Operating Officer

 Date:  January 4, 2016